UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2006 (March 7, 2006)

Universal Compression Holdings, Inc.

Universal Compression, Inc.

(Exact Name of Registrants as Specified in their Charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444 Brittmoore Road, Houston, Texas 77041

(Address of principal executive offices)  (Zip Code)

(713) 335-7000

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On March 7, 2006, Stephen A. Snider, President and Chief Executive Officer of Universal Compression Holdings, Inc. (the “Company”), received letters from Board of Directors (the “Board”) members Bernard J. Duroc-Danner and Samuel Urcis indicating that they will not stand for re-election at the upcoming 2006 Annual Meeting of Stockholders. Both indicated they will continue to serve as Board and Board committee members until such time. Mr. Duroc-Danner, who has served on the Board for five years, indicated that his decision was made due to Weatherford International Ltd.’s recent disposition of its stock holdings in the Company. Mr. Urcis, who has served on the Board for eight years, indicated that his decision was made for personal reasons. Both stated that their decision was not due to any disagreement with the Company’s operations, policies or practices.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated March 13, 2006 (regarding the announcement by Bernard Duroc-Danner and Samuel Urcis that they will not stand for re-election to the Company’s Board of Directors).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: March 13, 2006
	By:	/s/ D. Bradley Childers
D. Bradley Childers
Senior Vice President, Business Development, General Counsel and Secretary